                         Morgan Stanley Aircraft Finance



                            Portfolio of 33 Aircraft

                               A Desktop Appraisal

                                  February 2000


                 Prepared by The Aircraft Value Analysis Company

The Aircraft Value Analysis Company has been requested by Morgan Stanley Aircraft Finance to calculate the current market values of 32 aircraft and one engine.

1.       VALUATION ASSUMPTIONS

Specifications were provided for each of the 32 aircraft and single engine. Two current values as of November 1999 are provided. The first assumes that the aircraft are in the equivalent of half life condition. The second adjusted current market value takes into account the hours and cycles of the aircraft and the maintenance status where known. The quoted values are in millions of US dollars.

2.       DISCLAIMER & CONFIDENTIALITY

The figures quoted above are based on the econometric model constructed by The Aircraft Value Analysis Company for the sole purpose of assessing the current and future value of aircraft and major assemblies. Unless otherwise stated, it is assumed that the aircraft is a single unit and is available for sale on a willing seller, willing buyer basis. The information contained in this appraisal has been prepared for the sole use of Morgan Stanley Aircraft Finance and is not to be released to a third party without MSAFs prior consent. While every effort has been made to ensure the accuracy of the data and figures contained in this appraisal, The Aircraft Value Analysis Company bears no responsibility or liability for any inaccuracies.



P.Leighton - Managing Director
2nd February 2000

MORGAN STANLEY AIRCRAFT FINANCE
PREPARED BY THE AIRCRAFT VALUE ANALYSIS COMPANY - NOVEMBER 1999

MARKET VALUES AS OF NOVEMBER 30TH 1999                                                 1/2 LIFE                  ADJUSTED
NO.           TYPE                 ENGINE             SERIAL NO       DOM              CURRENT VALUE             CURRENT VALUE
1             A300-600R            PW4158             555             Mar-90           39.1                      39.05
2             A310-300             JT9D-7R4E1         409             Nov-85           16                        15.2
3             A310-300             JT9D-7R4E1         410             Nov-85           16.3                      15.55
4             A310-300             JT9D-7R4E1         437             Jan-87           22.3                      21.8
5             A320-200             CFM56-5A3          279             Feb-92           28.8                      29.5
6             A320-200             V2500-A1           393             Feb-93           29.4                      30.17
7             A320-200             V2500-A1           414             May-93           29.5                      30.45
8             A321-100             V2530-A5           597             May-96           39.9                      39.6
9             B737-300             CFM56-3B2          24299           Nov-88           19.7                      20.4
10            B737-300             CFM56-3B2          25161           Feb-92           23.5                      24.9
11            B737-300             CFM56-3C1          26295           Dec-93           25.4                      25.3
12            B737-300             CFM56-3C1          27635           May-95           27.2                      26.2
13            B737-300F            CFM56-3B2          23811           Sep-87           19.2                      20.1
14            B737-300QC           CFM56-3B2          23788           May-87           18.6                      18.45
15            B737-400             CFM56-3C1          24234           Oct-88           20.3                      21.6
16            B737-400             CFM56-3C1          25104           May-93           26.3                      25.8
17            B737-400             CFM56-3C1          25371           Jan-92           25.4                      25.45
18            B737-500             CFM56-3C1          25165           Apr-93           19.9                      18.6
19            B747-300             CF6-80C2           24106           Apr-88           40                        39.87
20            B757-200ER           RB211-535E4        24260           Dec-88           30.5                      32
21            B757-200ER           RB211-535          24367           Feb-89           31.1                      30.3
22            B757-200ER           PW2037             26272           Mar-94           39                        38.75
23            B767-200ER           CF6-80A            23807           Aug-87           25.5                      25.65
24            B767-300ER           CF6-80C2B6         24798           Oct-90           46                        48.7
25            B767-300ER           CF6-80C2B6         26256           Apr-93           61.7                      62.3
26            B767-300ER           CF6-80C2B6         26260           Sep-94           65.8                      66.4
27            CF6-80C2B6F          -                  704279          Jul-95           3.15                      4.85
28            F70                  TAY 620-15         11564           Dec-95           13                        13.45
29            F70                  TAY 620-15         11565           Feb-96           13.3                      13.65
30            F70                  TAY 620-15         11569           Mar-96           14.4                      14.65
31            MD82                 JT8D-219           49825           Mar-89           16.5                      16.5
32            MD83                 JT8D-219           49822           Dec-88           17.5                      18.4
33            MD83                 JT8D-219           49824           Mar-89           17.7                      18.1
                                                                                       881.95                    891.69